UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005.

ELECTROGLAS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-21626	77-0336101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, CA 95138

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 528-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 16, 2004, the Company entered into an agreement for the sale of the Company’s headquarters located at 6024 Silver Creek Valley Road, San Jose, California to Integrated Device Technology, Inc., a Delaware corporation. The purchase price of $29 million, net of closing costs, was paid at the close of escrow which occurred on January 5, 2005. As a result of this sale, the Company will record a loss on impairment of assets of approximately $4.5 million in the fourth quarter of 2004. A press release announcing the closing of the transaction is furnished with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 6, 2005 announcing the closing of the sale of the company’s San Jose campus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROGLAS, INC.

Date: January 6, 2005	By:	/s/ Thomas E. Brunton
Thomas E. Brunton
Chief Financial Officer

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